Exhibit 99.1

Harland News Release
                                             PO Box 105250, Atlanta, GA  30348
                                                                (770) 981-9460
                                                               www.harland.net
For More Information, Contact:

Investors
Henry R. Bond
Treasurer & Vice President, Investor Relations
770-593-5697
hbond@harland.net

Media
John Pensec
Director of Corporate Communications
770-593-5443
jpensec@harland.net


             HARLAND REPORTS RESULTS FOR SECOND QUARTER OF 2004 AND
                          INCREASES QUARTERLY DIVIDEND


ATLANTA (July 28, 2004) - John H. Harland Company (NYSE: JH) today reported results for the second quarter of 2004 and announced an increase in its quarterly dividend.

Consolidated net income for the quarter was $8.9 million, compared to $11.3 million for the second quarter of 2003. Diluted earnings per share for the quarter were $0.31, compared with $0.40 for the same period in 2003. Consolidated sales for the quarter were $193.0 million, up 0.3% from 2003 second quarter consolidated sales of $192.4 million.

The second quarter of 2004 included $6.0 million of pre-tax exit costs and severance charges related to the reorganization of the company's Printed Products segment, equivalent to $0.14 per share, and $1.3 million of pre-tax severance charges related to cost reduction initiatives in the company's Software and Services segment, equivalent to $0.03 per share.

"Results for the quarter were in line with our expectations," said Timothy C. Tuff, chairman and chief executive officer of Harland. "We continued to make progress in each of our segments. We were awarded a major check contract in Printed Products, we continued to grow Software and Services through internal development and acquisition, and announced five alliances in our testing and assessment business in Scantron."

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


Harland Reports Results for Second Quarter of 2004 and Increases Quarterly Dividend
July 28, 2004
Page Two


For the six months ended June 25, 2004, consolidated sales were $383.6 million, down 0.6% from the $385.9 million reported for the same period a year earlier. Consolidated net income for the first six months of 2004 was $21.9 million, or $0.78 per diluted share, compared to $24.4 million, or $0.86 per diluted share for the same period in 2003. Results for the first six months of 2004 included pre-tax exit costs, severance charges and a gain on the sale of a facility in Printed Products that totaled to a net expense of $5.5 million, equivalent to $0.12 per share, as well as $1.3 million of pre-tax severance charges related to cost reduction initiatives in the company's Software and Services segment, equivalent to $0.03 per share.

Segment Reporting

Harland reports results for three business segments: Printed Products, Software and Services and Scantron.

Sales for the quarter from Harland's Printed Products segment were $118.2 million, a 4.0% decrease from the $123.1 million reported for the same period in 2003. Segment income from Printed Products was $10.7 million, a 36.9% decrease from $17.0 million in 2003. Exit costs and severance charges related to the reorganization of the segment totaled $6.0 million during the second quarter of 2004.

"Printed Products' plant consolidation program remains on track. In addition, we were awarded a significant new check contract in the second quarter," said Tuff. "While we won't see the revenue from this business until late in the fourth quarter, we believe it marks a major milestone in getting Printed Products back on a growth track. We now expect to see check volumes increasing on a year-over-year basis by year end."

Software and Services sales for the quarter were $47.7 million, a 12.8% increase from the $42.3 million reported for the same period in 2003. Segment income for the quarter was $3.6 million, a 1.3% increase from 2003.

"We continue to grow our software business through a combination of organic growth and acquisition," said Tuff. "Organic growth was 3.9% in the quarter, with the balance of the sales increase attributable primarily to an acquisition last year in our Core Systems business."

Scantron sales for the quarter were $27.8 million, up 1.4% from $27.4 million reported for the second quarter of 2003. Segment income was $7.5 million, a 43.7% increase from $5.2 million reported for the second quarter of 2003.

"The improvement in Scantron's segment income was due to cost reduction actions taken last year," said Tuff. "We announced a number of key alliances for our testing and assessment business in the quarter, which should further expand the market penetration for our newer technology products. We also saw a significant increase in survey services and won business from a number of new customers in our field services business."
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


Harland Reports Results for Second Quarter of 2004 and Increases Quarterly Dividend
July 28, 2004
Page Three


Harland repurchased 577,800 shares of stock in the second quarter at an aggregate cost of $17.6 million, or $30.40 per share. There are approximately
1.9 million shares remaining available for purchase under the current Board authorization.

The company expects third quarter 2004 diluted earnings per share to be in the range of $0.47 to $0.52 per share, which includes an estimated $0.08 per share of exit costs and severance charges for its Printed Products and Software and Services segments. For the full year, the company reiterated that it expects earnings to be in the range of $1.94 to $1.99 per share, which includes an estimated $0.25 per share of exit costs and severance charges for its Printed Products and Software and Services segments.

Harland's board of directors declared a quarterly dividend of $0.125 per share, an increase of $0.025 per share from the prior quarter, payable August 31, 2004 to shareholders of record as of August 20, 2004.

Harland will hold a conference call Thursday, July 29, 2004 at 10:00 a.m. EDT to discuss the results of the quarter and future outlook. Interested parties may listen by accessing a live webcast in the investor relations section of Harland's website at http://www.harland.net. Additionally, the live conference call may be accessed by calling 719-457-2604 and using the access code #263665.

A replay of the conference call will be available in the investor relations section of Harland's website (http://www.harland.net) beginning approximately two hours after the call and will remain available through August 12. The rebroadcast will also be available until August 5, via telephone, by calling 719-457-0820 and using the access code #263665.

The company has posted quarterly segment information dating back to 2001. The segment information can be found in the investor relations section of the company's Web site at http://www.harland.net under News and Publications.

                                       ###

About Harland
Atlanta-based John H. Harland Company (NYSE: JH) (http://www.harland.net) is a leading provider of software and printed products to the financial and educational markets. Harland Financial Solutions, Inc., a wholly owned subsidiary (http://www.harlandfinancialsolutions.com), supplies software and services, including customer relationship management, deposit and loan origination, core systems and mortgage services to thousands of financial institutions of all sizes. Harland's printed products offerings include checks, direct marketing and financial forms. Scantron Corporation (http://www.scantron.com), a wholly owned subsidiary, is a leading provider of both paper and electronic-based services and systems for the collection, management and interpretation of data to the financial, commercial and educational markets.


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


Harland Reports Results for Second Quarter of 2004 and Increases Quarterly Dividend
July 28, 2004
Page Four


RISK FACTORS AND CAUTIONARY STATEMENTS
This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of John H. Harland Company and members of its management, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that the actual results may differ materially from those contemplated by such forward-looking statements. Such differences could be material and adverse.

Many variables will impact the ability to achieve sales levels, improve service quality, achieve production efficiencies and reduce expenses in Printed Products. These include, but are not limited to, the continuing upgrade of our customer care infrastructure and systems used in the Company's manufacturing, sales, marketing, customer service and call center operations, and the ongoing plant consolidation and relocation program.

Several factors outside the Company's control could negatively impact check revenues. These include the continuing expansion of alternative payment systems such as credit cards, debit cards and other forms of electronic commerce or online payment systems. Check revenues may continue to be adversely affected by continued consolidation of financial institutions, competitive check pricing including up-front contract incentive payments, and the impact of governmental laws and regulations. There can be no assurances that the Company will not lose additional customers or that any such loss could be offset by the addition of new customers.

While the Company believes growth opportunities exist in the Software and Services segment, there can be no assurances that the Company will achieve its revenue or earnings growth targets. The Company believes there are many risk factors inherent in its software business, including but not limited to the retention of employee talent and customers. Also, variables exist in the development of new software products, including the timing and costs of the development effort, product performance, functionality, product acceptance, competition, the Company's ability to integrate acquired companies, and general changes in economic conditions or U.S. financial markets.

Several factors outside of the Company's control could affect results in the Scantron segment. These include the rate of adoption of new electronic data collection, testing and assessment methods, which could negatively impact current forms, scanner sales and related service revenue. The Company continues to develop products and services that it believes offer state-of-the-art electronic data collection, testing and assessment solutions. However, variables exist in the development of new testing methods and technologies, including the timing and costs of the development effort, product performance, functionality, market acceptance, adoption rates, competition, the Company's ability to integrate acquired companies, and the funding of education at the federal, state and local level, all of which could have an impact on the Company's business.

Reference should be made to the Risk Factors and Cautionary Statements section of Harland's Form 10-K and Form 10-Q for additional information. Harland undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.



                             John H. Harland Company
                     Financial Highlights - 2nd Quarter 2004
                   Condensed Statements of Income (Unaudited)
                                   (in 000's)

                                              Three Months Ended
                                        June 25, 2004   June 26, 2003   %
----------------------------------------------------------------------------
Sales                                     $ 192,979       $ 192,428     0.3%
Cost of sales                               100,770          98,927     1.9%
  Pct of Sales                                 52.2%           51.4%
                                          ----------      ----------
Gross profit                                 92,209          93,501    -1.4%
  Pct of Sales                                 47.8%           48.6%
Selling, general and administrative
  expenses                                   76,672          73,669     4.1%
  Pct of Sales                                 39.7%           38.3%
Amortization of intangibles                     927             762    21.7%
  Pct of Sales                                  0.5%            0.4%
                                          ----------      ----------
Operating Income                             14,610          19,070   -23.4%
  Pct of Sales                                  7.6%            9.9%

Other Income (Expense):
  Interest expense                           (1,007)         (1,505)  -33.1%
    Pct of Sales                               -0.5%           -0.8%
  Other - net                                    37             102   -63.7%
    Pct of Sales                                0.0%            0.1%
                                          ----------      ----------
Income before Income Taxes                   13,640          17,667   -22.8%
  Pct of Sales                                  7.1%            9.2%
Income taxes                                  4,777           6,417   -25.6%
  Pct of Sales                                  2.5%            3.3%
                                          ----------      ----------
Net Income                                $   8,863       $  11,250   -21.2%
                                          ==========      ==========
  Pct of Sales                                  4.6%            5.8%
  Effective Tax Rate                           35.0%           36.3%

Earnings per Share
   Basic                                  $    0.32       $    0.41   -22.0%
   Diluted                                $    0.31       $    0.40   -22.5%
Weighted Average Shares (000)
   Basic                                     27,397          27,607    -0.8%
   Diluted                                   28,191          28,258    -0.2%
Shares O/S at end of period (000)            27,716          27,949    -0.8%
Return on Equity                               13.3%           19.1%   -5.8 pct pts
Depreciation and Amortization (000)       $  18,413       $  14,537    26.7%
Capital Expenditures (000)                $   7,356       $   7,646    -3.8%
Number of Employees
 (includes temporary employees)               4,714           5,133    -8.2%

Segment Information

Printed Products
  Sales                                   $ 118,170       $ 123,088    -4.0%
  Depreciation & Amortization             $  14,067       $  10,368    35.7%
  Segment Income                          $  10,719       $  16,986   -36.9%
Software and Services
  Sales                                   $  47,716       $  42,291    12.8%
  Depreciation & Amortization             $   3,066       $   2,816     8.9%
  Segment Income                          $   3,622       $   3,577     1.3%
Scantron
  Sales                                   $  27,797       $  27,418     1.4%
  Depreciation & Amortization             $   1,109       $   1,026     8.1%
  Segment Income                          $   7,499       $   5,217    43.7%
Corporate and Eliminations
  Sales                                   $    (704)      $    (369)   90.8%
  Depreciation & Amortization             $     171       $     327   -47.7%
  Segment Income (Loss)                   $  (8,200)      $  (8,113)   -1.2%

Segment income (loss) is defined as income before income taxes.




                             John H. Harland Company
                     Financial Highlights - 2nd Quarter 2004
                   Condensed Statements of Income (Unaudited)
                                   (in 000's)

                                               Six Months Ended
                                        June 25, 2004   June 26, 2003    %
----------------------------------------------------------------------------
Sales                                     $ 383,555       $ 385,853    -0.6%
Cost of sales                               202,896         198,520     2.2%
  Pct of Sales                                 52.9%           51.4%
                                          ----------      ----------
Gross profit                                180,659         187,333    -3.6%
  Pct of Sales                                 47.1%           48.6%
Selling, general and administrative
  expenses                                  142,359         143,887    -1.1%
  Pct of Sales                                 37.1%           37.3%
Amortization of intangibles                   1,834           1,432    28.1%
  Pct of Sales                                  0.5%            0.4%
                                          ----------      ----------
Operating Income                             36,466          42,014   -13.2%
  Pct of Sales                                  9.5%           10.9%

Other Income (Expense):
  Interest expense                           (2,131)         (3,063)  -30.4%
    Pct of Sales                               -0.6%           -0.8%
  Other - net                                   190             145    31.0%
    Pct of Sales                                0.0%            0.0%
                                          ----------      ----------
Income before Income Taxes                   34,525          39,096   -11.7%
  Pct of Sales                                  9.0%           10.1%
Income taxes                                 12,609          14,667   -14.0%
  Pct of Sales                                  3.3%            3.8%
                                          ----------      ----------
Net Income                                $  21,916       $  24,429   -10.3%
                                          ==========      ==========
  Pct of Sales                                  5.7%            6.3%
  Effective Tax Rate                           36.5%           37.5%

Earnings per Share
   Basic                                  $    0.80       $    0.88    -9.1%
   Diluted                                $    0.78       $    0.86    -9.3%
Weighted Average Shares (000)
   Basic                                     27,417          27,740    -1.2%
   Diluted                                   28,215          28,331    -0.4%
Shares O/S at end of period (000)            27,716          27,949    -0.8%
Return on Equity                               16.9%           20.5%   -3.6 pct pts
Depreciation and Amortization (000)       $  35,784       $  28,804    24.2%
Capital Expenditures (000)                $  12,906       $  14,314    -9.8%
Number of Employees
 (includes temporary employees)               4,714           5,133    -8.2%

Segment Information

Printed Products
  Sales                                   $ 238,589       $ 250,982    -4.9%
  Depreciation & Amortization             $  27,155       $  20,498    32.5%
  Segment Income                          $  28,511       $  37,767   -24.5%
Software and Services
  Sales                                   $  92,479       $  82,231    12.5%
  Depreciation & Amortization             $   6,124       $   5,566    10.0%
  Segment Income                          $   7,633       $   7,876    -3.1%
Scantron
  Sales                                   $  53,710       $  53,432     0.5%
  Depreciation & Amortization             $   2,159       $   1,991     8.4%
  Segment Income                          $  13,799       $   9,064    52.2%
Corporate and Eliminations
  Sales                                   $  (1,223)      $    (792)   54.4%
  Depreciation & Amortization             $     346       $     749   -53.8%
  Segment Income (Loss)                   $ (15,418)      $ (15,611)   -1.2%

Segment income (loss) is defined as income before income taxes.



                             John H. Harland Company
                     Financial Highlights - 2nd Quarter 2004
                      Condensed Balance Sheets (Unaudited)
                                   (in 000's)

                                           June 25,      December 31,
                                             2004           2003
---------------------------------------------------------------------

Cash & Cash Equivalents                  $   6,797      $   8,525
Accounts Receivable - Net                   61,384         60,338
Inventory                                   15,634         15,517
Deferred Income Taxes                       19,627         32,517
Income Taxes Receivable                     11,477             37
Prepaid & Other                             21,617         18,412
                                         ----------     ----------
Total Current Assets                       136,536        135,346

Goodwill - Net                             223,328        217,749
Intangibles - Net                           15,873         16,835
Refundable Contract Payments                58,169         52,933
Other                                       17,874         19,681
Property, Plant and Equipment - Net        110,335        124,433
                                         ----------     ----------
Total Assets                             $ 562,115      $ 566,977
                                         ==========     ==========

Accounts Payable                         $  28,087      $  26,030
Deferred Revenues                           60,705         57,745
Accrued Liabilities:
   Salaries, Wages and Employee Benefits    24,974         30,376
   Taxes                                    18,189         17,669
   Other                                    27,486         29,602
                                         ----------     ----------
Total Current Liabilities                  159,441        161,422

Long-Term Debt                             110,092        122,059
Other Liabilities                           28,627         28,053
Shareholders' Equity                       263,955        255,443
                                         ----------     ----------
Total Liabilities and Equity             $ 562,115      $ 566,977
                                         ==========     ==========



                             John H. Harland Company
                     Financial Highlights - 2nd Quarter 2004
                 Condensed Statements of Cash Flows (Unaudited)
                                   (in 000's)

                                                      Six Months Ended
                                                June 25, 2004   June 27, 2003
-----------------------------------------------------------------------------
Operating Activities:
Net income                                        $ 21,916        $ 24,429
Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation and amortization                     35,784          28,804
  Stock-based compensation                           1,629           1,203
  Gain on sale of assets                            (3,549)            (69)
  Asset impairment charge                            2,282              -
  Tax benefits from stock-based compensation         2,199           1,019
  Deferred income taxes                             12,495          (1,378)
  Other                                              3,089             584
  Changes in assets and liabilities                (15,998)            852
  Refundable contract payments                     (16,990)        (20,922)
                                                  ---------       ---------
Net cash provided by operating activities           42,857          34,522
                                                  ---------       ---------

Investing Activities:
Purchases of property, plant and equipment         (12,906)        (14,314)
Proceeds from sale of property, plant and
  equipment                                          5,493             198
Payments for acquisition of businesses, net of
  cash acquired                                     (5,867)        (11,293)
Other                                                 (175)          1,190
                                                  ---------       ---------
Net cash (used in) investing activities            (13,455)        (24,219)
                                                  ---------       ---------

Financing Activities:
Purchases of treasury stock                        (20,738)        (19,138)
Issuance of treasury stock                           9,063           5,038
Long-term debt - net                               (12,034)         (4,788)
Dividends paid                                      (5,586)         (4,211)
Other                                               (1,835)            528
                                                  ---------       ---------
Net cash (used in) financing activities            (31,130)        (22,571)
                                                  ---------      ---------
Increase (decrease) in cash and cash equivalents    (1,728)        (12,268)
Cash and cash equivalents at beginning of period     8,525          19,218
                                                  ---------       ---------
Cash and cash equivalents at end of period        $  6,797        $  6,950
                                                  =========       =========